UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)
Common stock, purchase rights		The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2016 Omnibus Incentive Plan

At the Company’s 2019 Annual Meeting of Shareholders held on August 7, 2019 (the “2019 Annual Meeting”), the Company’s shareholders approved the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Amended 2016 Plan”). Approval of the Amended 2016 Plan increased the number of shares of the Company’s common stock available for issuance under the Amended 2016 Plan from 1,7500,000 shares to 3,500,000 shares (an increase of 1,750,000 shares); added a minimum vesting period for all awards granted under the Amended 2016 Plan (with limited exceptions); and added a specific prohibition on the payment of dividends and dividend equivalents on unvested awards.

Except as previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 21, 2019 (the “Definitive Proxy Statement”), the Company cannot currently determine the benefits, if any, to be paid under the Amended 2016 Plan in the future to the Company’s officers, including the Company’s named executive officers.

The Amended 2016 Plan is described in the Definitive Proxy Statement. The description of the Amended 2016 Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2016 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07(a), (b) and (d)	Submission of Matters to a Vote of Security Holders.

On August 7, 2019, the Company held its 2019 Annual Meeting. As of the June 11, 2019 record date for the determination of the shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting, 29,925,704 shares of common stock of the Company were outstanding and entitled to vote, each entitled to one vote per share. Approximately 88% of all votes were represented at the 2019 Annual Meeting in person or by proxy. At the 2019 Annual Meeting, the Company’s shareholders voted on the following proposals:

Proposal One—Election of Directors: To elect two Class III directors, Alan B. Howe and Anthony L. Otten, to serve until the Company’s 2022 Annual Meeting of Shareholders, and to elect one Class I director, Michael J. Potts, to serve until the Company’s 2020 Annual Meeting of Shareholders, in each case, until their successors have been duly elected and qualified. In accordance with the voting results listed below, Messrs. Howe, Otten and Potts were elected as directors by over 87% of the votes cast.

Name	For	Withheld	Broker Non-Votes
Alan B. Howe	15,497,595	180,013	10,750,462
Anthony L. Otten	13,811,342	1,866,266	10,750,462
Michael J. Potts	13,723,434	1,954,174	10,750,462

Proposal Two—Say-On-Pay: To conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Definitive Proxy Statement. In accordance with the voting results listed below, the Company’s executive compensation as disclosed in the Definitive Proxy Statement has been approved by approximately 98% of the votes cast.

For	Against	Abstain	Broker Non-Votes
15,365,474	258,925	53,209	10,750,462

Proposal Three—Approval of Amended and Restated 2016 Omnibus Incentive Plan: To approve the Amended 2016 Plan. In accordance with the voting results listed below, the Amended 2016 Plan was approved by approximately 96% of the votes cast.

For	Against	Abstain	Broker Non-Votes
15,096,561	528,120	52,927	10,750,462

Proposal Four—Ratification of Independent Public Accountant: To ratify BDO USA, LLP to serve as the Company’s independent registered public accounting firm for its 2020 fiscal year. In accordance with the voting results listed below, BDO USA, LLP was ratified by approximately 99% of the votes cast and BDO USA, LLP will serve as the independent registered certified public accountants for the Company’s fiscal 2020.

For	Against	Abstain	Broker Non-Votes
26,359,895	55,456	12,719	0

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1     Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Annex A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June  21, 2019 (File No. 001-33887)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: August 9, 2019	By:	/s/ William T. Hull
William T. Hull
Chief Financial Officer